First Quarter 2008 Highlights

•	Highest 1Q EPS since the 1991 IPO

•	1Q cash from operating activities positive for 1st time since 1Q 2002

•	Successful conversion of 9M preferred shares to common shares

•	Credit rating agency upgrades

• S&P to BB from BB-

• Moody’s to Ba3 from B2

•	Announced expansion of Lurin, Peru plant

•	Announced 4th regional engineering center to be located in Peru

Reconciliation of GAAP to non-GAAP Items

1tst Quarter 2008 and 1st Quarter 2007

	1Q 08		1Q 07
$ Millions, except per share amounts	Earnings	EPS	Earnings	EPS
Net earnings	$178.1	$1.04	$53.2	$0.30
Add loss from discontinued operations			2.1	0.01
Less gain on sale of discontinued operations	(4.1)	(0.02)
Earnings from continuing operations	174.0	1.02	55.3	0.31

Excluding Note 1 item (a):
Charge for restructuring and asset impairment	9.7	0.06
Earnings from continuing operations exclusive of Note 1 items	$183.7	$1.08	$55.3	$0.31
Diluted shares outstanding (millions)	170.5		157.0

(a) Management considers Note 1 items not representative of ongoing operations

EPS Reconciliation

1st Quarter 2007 vs. 1st Quarter 2008

2007 EPS from continuing operations excluding items that management considers not representative of ongoing operations	$0.31

Sales volume	(0.05)
Price and product mix	0.48
Manufacturing and delivery	(0.23)
Operating expenses	0.00
Currency translation	0.14
Retained corporate costs & other	0.12
Net interest expense	0.09
Minority share owners’ interest	(0.03)
Effective tax rate	0.19
Share count dilution	(0.06)
All other	0.12
Total reconciling items	0.77

2008 EPS from continuing operations excluding items that management considers not representative of ongoing operations	$1.08

Net Sales Reconciliation

$ Millions	1Q 08	1Q 07
Prior segment sales	$1,668	$1,460

Sales volume	(49)	67
Price and product mix	119	62
Currency translation	187	79
Total reconciling items	257	208

Current segment sales	1,925	1,668
Other sales	36	16
	$1,961	$1,684

Segment Operating Profit Reconciliation

$ Millions	1Q 08	1Q 07

Prior Segment Operating Profit	$210	$164

Sales volume	(12)	20
Price and product mix	119	62
Manufacturing and delivery	(55)	(31)
Operating expenses	(0)	(5)
Currency translation	35	8
All other	25	(8)
Total reconciling items	112	46

Current Segment Operating Profit	322	210
Retained corporate costs & other	2	(27)
	$324	$183

Free Cash Flow

$ Millions	1Q 08	1Q 07

Net earnings	$178.1	$53.2
Loss from discontinued operations		2.1
Gain on sale of discontinued operations	(4.1)
Earnings from continuing operating activities	174.0	55.3

Non-cash charges:
Depreciation and amortization	123.1	107.4
Restructuring and asset impairment	12.9	—
All other non-cash charges	(11.1)	24.2
Asbestos-related payments	(40.2)	(41.0)
Change in components of working capital	(216.8)	(172.5)
Change in non-current assets and liabilities	(21.2)	(13.6)
Cash provided by (utilized in) continuing operating activities	20.7	(40.2)
Additions to property, plant and equipment for continuing operations	(45.4)	(32.6)
Free Cash Flow (a)	$(24.7)	$(72.8)

(a) Management defines Free Cash Flow as cash provided by continuing operating activities less capital spending for continuing operating activities

Reportable Segment Results

	2008	2007 (a)
$ Millions	1Q	1Q	2Q	3Q	4Q	Total

Sales
Europe	$888.9	$728.4	$901.6	$825.2	$843.5	$3,298.7
North America	530.9	523.4	613.9	596.2	537.8	2,271.3
South America	254.2	203.2	231.1	253.0	283.4	970.7
Asia Pacific	250.0	212.5	210.5	239.4	271.9	934.3
Reportable segment totals	1,924.0	1,667.5	1,957.1	1,913.8	1,936.6	7,475.0

Other sales	36.5	16.5	39.9	14.6	20.7	91.7
Total	$1,960.5	$1,684.0	$1,997.0	$1,928.4	$1,957.3	$7,566.7

Segment Operating Profit
Europe	$147.6	$74.8	$122.5	$106.5	$129.2	$433.0
North America	55.5	62.5	85.0	84.1	33.5	265.1
South America	73.6	48.0	58.4	66.1	82.4	254.9
Asia Pacific	45.4	24.7	32.2	42.6	54.5	154.0
Reportable segment totals	322.1	210.0	298.1	299.3	299.6	1,107.0

Retained corporate costs and other	1.5	(27.0)	(14.5)	(21.4)	(15.9)	(78.8)
Total	$323.6	$183.0	$283.6	$277.9	$283.7	$1,028.2

(a) Amounts by segment from Note 21 to the 2007 financial statements (pgs. 92-93 of Form 10K) are presented in this table on a quarterly basis for historical reference.

Two Major Currencies v USD

FX Translation Impact on Segment Profit

compared to prior year

$ Millions

2007					2008
1Q	2Q	3Q	4Q	Year	1Q
$8.0	$10.9	$8.3	$24.8	$52.0	$35.0

source:  O-I Website Earnings Charts - 2007